UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 3, 2007
(Date of earliest event reported)
TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1300 MoPac Expressway South, Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)
(512) 434-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Loan Agreement
Loan Agreement

Item 1.01. Entry Into a Material Definitive Agreement
     The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Loan Agreements (as defined therein) is hereby incorporated to this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     On December 3, 2007, two wholly-owned subsidiaries (the “Borrowers”) of TIN Inc. (“TIN”), a wholly-owned subsidiary of Temple-Inland Inc. (the “Company”), obtained long-term financing in the aggregate amount of US$2,140,000,000 from a group of lenders affiliated with Citibank, N.A., and led by Citicorp North America, Inc., as agent, under substantially similar loan agreements (the “Loan Agreements”). The loans are secured by the purchase notes issued by the purchasers of TIN’s strategic timberlands on October 31, 2007 (the “Purchase Notes”) and irrevocable standby letters of credit issued by banks with credit ratings of at least AA-/Aa3 that support the repayment of the Purchase Notes (the “Letters of Credit”). The loans are nonrecourse to TIN, bear interest at a floating rate payable quarterly, and mature on November 5, 2027, at which time the entire principal amount will be repaid. The interest rate will be either a pooled commercial paper issuance rate plus a margin or LIBOR plus a margin. The initial interest rate approximates 5.60 percent. The Loan Agreements provide for the acceleration of payment upon the occurrence of specified events of default customary in financings of this nature.
     Prior to the Borrowers entering into the Loan Agreements, TIN sold and contributed the Purchase Notes and the Letters of Credit to the Borrowers in exchange for promissory notes. The Borrowers used the proceeds received under the Loan Agreements to repay the promissory notes issued to TIN, to return capital to TIN, and to pay expenses. The funds received by TIN from the Borrowers will be used by the Company to pay a special dividend to the Company’s common stockholders, which is currently anticipated to be $10.25 per share or approximately $1.1 billion; to reduce debt by $700 million, which includes to the Company’s recently announced tender offer for up to $500 million in outstanding notes; to pay taxes associated with the sale of the strategic timberlands; and for other corporate purposes, all as contemplated by the Company’s previous announcements concerning its transformation plan. The financing provided by the Loan Agreements satisfies a condition to the Company’s obligation to consummate the note tender offer.
     The assets and liabilities of the Borrowers will be consolidated with those of the Company in the Company’s consolidated financial statements.

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Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Loan Agreement, dated December 3, 2007, by and among TIN Land Financing, LLC, Citibank, N.A., Citicorp North America, Inc., as Agent, and the other Lenders named therein

10.2	Loan Agreement, dated December 3, 2007, by and among TIN Timber Financing, LLC, Citibank, N.A., Citicorp North America, Inc., as Agent, and the other Lenders named therein
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 3, 2007	By:	/s/ Grant F. Adamson
		Name:	Grant F. Adamson
		Title:	Chief Governance Officer

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EXHIBIT INDEX

Exhibit	Description	Page
10.1	Loan Agreement, dated December 3, 2007, by and among TIN Land Financing, LLC, Citibank, N.A., Citicorp North America, Inc., as Agent, and the other Lenders named therein	5

10.2	Loan Agreement, dated December 3, 2007, by and among TIN Timber Financing, LLC, Citibank, N.A., Citicorp North America, Inc., as Agent, and the other Lenders named therein	57

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